                            CRA MANAGED CARE, INC.
                 Calculation of Shares Used in Determining
           Earnings Per Share and Pro Forma Earnings Per Share
          for the Years Ended December 31, 1994, 1995 and 1996


                                                                 Exhibit 11.1

                                              1994        1995        1996
                                           ---------   ---------   ---------


Weighted average number of shares of       4,700,000   6,413,000   8,284,000
  common stock outstanding during the
  period

Common stock equivalents, under the          115,000     127,000     191,000
  treasury stock method                    ---------   ---------   ---------

                                           4,815,000   6,540,000   8,475,000
                                           ---------   ---------   ---------
                                           ---------   ---------   ---------


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